Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pro-Pharmaceuticals, Inc. on Form S-8 of our report dated March 30, 2004, appearing in the Annual Report on Form 10-K of Pro-Pharmaceuticals, Inc. for the year ended December 31, 2003.

/s/  Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

June 17, 2004